UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 28, 2009
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On August 28, 2009, GEO Care, Inc. (“GEO Care”), a wholly-owned subsidiary of The GEO Group, Inc.(“GEO”), entered into a Agreement and Plan of Merger (the “Merger Agreement”) by and among GEO Care, GEO Care Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of GEO Care (“Merger Sub”) and Just Care, Inc. (“Just Care”), a Delaware company. Under the terms of the Merger Agreement, Merger Sub will merge with and into Just Care, with Just Care surviving the merger as a wholly-owned subsidiary of GEO Care.
     Pursuant to the Merger Agreement, which was approved by a Special Committee of the Board of Directors of Just Care (the “Special Committee”) as well as by the respective Boards of Directors of GEO, GEO Care and Merger Sub, GEO Care will pay to Just Care $40 million in cash, subject to certain potential adjustments for working capital. In addition, the merger consideration would be reduced on a dollar-for-dollar basis by (i) any severance or change of control payments triggered by the merger and (ii) any transaction costs incurred by Just Care. Any Just Care indebtedness not paid off at closing would also reduce the merger consideration paid to the Just Care shareholders.
     The Merger Agreement contains customary representations and warranties. Either GEO Care or Just Care has the right to terminate the Merger Agreement if the closing does not occur on or prior to December 31, 2009. In addition, during the 45-day period following the signing of the Merger Agreement, the Special Committee has the ability to accept a superior offer to GEO Care’s provided certain payments are made to GEO Care as discussed in the Merger Agreement.
     Consummation of the merger is subject to various customary conditions and standard closing deliveries, as well as the approval of the merger by the stockholders of Just Care.
     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The descriptions of the Merger Agreement and the merger in this Form 8-K are qualified in their entirety by reference to the full text of the Merger Agreement. A copy of the press release announcing the Merger Agreement is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

2.1	Agreement and Plan of Merger, dated August 28, 2009, by and among GEO Care, Merger Sub and Just Care

99.1	Press Release of GEO dated August 31, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
September 3, 2009	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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